UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2018

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 1500

Tulsa, OK 74136-4231

(Address of Principal Executive Offices) (Zip Code)

(918) 524-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 16, 2018, SemGroup Corporation, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with WP SemGroup Holdings, L.P. (“Warburg”), an entity controlled by funds affiliated with Warburg Pincus LLC; Atlas Point Energy Infrastructure Fund, LLC, an affiliate of CIBC Atlantic Trust; and several affiliates of Tortoise Capital Advisors, L.L.C. (each of the foregoing, collectively, the “Purchasers”), to issue and sell to the Purchasers, in a private placement (the “Private Placement”), an aggregate of 350,000 shares of Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”), convertible into 10,606,061 shares (subject to adjustment) of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), for a cash purchase price of $1,000 per share of Preferred Stock and aggregate gross proceeds to the Company of $350,000,000, which proceeds will be utilized (i) to repay amounts borrowed under the Company’s revolving credit facility, (ii) to fund growth capital expenditures and (iii) for general corporate purposes. The closing of the Private Placement (the “Closing” and the date of the Closing, the “Issue Date”) occurred January 19, 2018.

Dividend Payments

Pursuant to the Purchase Agreement, the Company executed and filed with the Office of the Secretary of State of Delaware a Certificate of Designations (the “Certificate of Designations”) to, among other things, authorize and establish the rights and preferences of the shares of Preferred Stock (the “Preferred Shares”). The Preferred Shares are a new class of equity security that ranks senior to the Common Stock with respect to distribution rights and rights upon liquidation. Subject to certain exceptions, so long as any Preferred Shares remain outstanding, no dividend or distribution will be declared or paid on, and no redemption or repurchase will be agreed to or consummated of, stock on a parity with the Preferred Shares (“Parity Stock”), Common Stock or any other shares of stock junior to the Preferred Shares, unless all accumulated and unpaid dividends for all preceding full fiscal quarters have been declared and paid with respect to the Preferred Shares. In addition, no dividend or distribution or redemption or repurchase shall be paid on Parity Stock, Common Stock or any other shares of stock junior to the Preferred Shares for any period unless the Preferred Stock has been paid full cash dividends in respect of the same period; provided, however, that the Company may pay dividends on Common Stock in respect of any fiscal quarter ending on or prior to June 30, 2020 (the “PIK Period”).

PIK Dividends

The holders of Preferred Shares (the “Holders”) will receive quarterly distributions equal to an annual rate of 7.0% ($70.00 per share annualized) of $1,000 per Preferred Share, subject to certain adjustments (the “Liquidation Preference”). With respect to any quarter ending on or prior to the PIK Period, the Company may elect, in lieu of paying a distribution in cash, to have the amount that would have been payable if such dividend had been paid in cash added to the Liquidation Preference.

Holder Conversion

On or after the eighteen month anniversary of the Issue Date, the Holders may convert their Preferred Shares into a number of shares of Common Stock equal to, per Preferred Share, the quotient of the Liquidation Preference divided by $33.00 (the “Conversion Price”), subject to certain adjustments including customary anti-dilution adjustments (such quotient, the “Conversion Rate”). Holders may elect to convert the Preferred Shares, in whole or in part, so long as the aggregate value of Common Stock to be issued pursuant to such partial conversion is not for less than $50,000,000 or a lesser amount if such conversion relates to all of a Holder’s remaining Preferred Shares.

Company Conversion

On or after the three year anniversary of the Issue Date, if the Holders have not elected to convert all of their shares of Preferred Stock, the Company may cause the outstanding Preferred Shares to be converted into a number of shares of Common Stock equal to, per Preferred Share, the quotient of the Liquidation Preference divided by the Conversion Price, subject to certain adjustments including customary anti-dilution adjustments; provided, that in order for the Company to exercise such conversion right, (w) the closing sale price of the Common Stock during a designated period be greater than or equal to $47.85, (x) the resale of the shares of Common Stock issuable upon conversion shall be registered and available for resale by the Holders pursuant to a registration statement declared effective by the Securities and Exchange Commission covering such resales, (y) the Common Stock is listed on a national securities exchange, and (z) certain average daily trading volume minimum requirements are met. The Company may elect to convert the Preferred Shares, in whole or in part, so long as the aggregate value of Common Stock to be issued pursuant to such partial conversion is not for less than $50,000,000 or such lesser amount if such conversion relates to the aggregate amount of all remaining Preferred Shares.

Change of Control

Upon a change of control that involves consideration that is at least 90% cash, Holders are required to convert their shares of Preferred Stock into Common Stock at a rate equal to the greater of (i) the product of the Conversion Rate and the quotient of (a) the product of the Conversion Price and the Cash Change of Control Conversion Premium (as defined below), divided by (b) the average volume weighted average price of the Common Stock during a designated period and (ii) the Conversion Rate otherwise in effect at such time. The “Cash Change of Control Conversion Premium” equals (i) on or prior to the first anniversary of the Issue Date, 130%, (ii) after the first anniversary of the Issue Date, but on or prior to the second anniversary of the Issue Date, 120%, (iii) after the second anniversary of the Issue Date, but on or prior to the third anniversary of the Issue Date, 105%, and (iv) thereafter, 101%.

Upon a change of control that involves consideration that is less than 90% cash, Holders may elect to: (i) convert all, but not less than all, outstanding shares of Preferred Stock into Common Stock at the then-applicable Conversion Rate; (ii) except as described below, if the Company will not be the surviving person upon the consummation of such change of control, require the Company to use its commercially reasonable efforts to deliver to the Holders a security in the surviving person or the parent of the surviving person that has rights, preferences and privileges substantially similar to the Preferred Stock; provided, however, that, if the Company is unable to do so, such Holders shall be entitled to: (A) instead elect to convert shares of Preferred Stock pursuant to the mechanics described in clause (i) above or (B) require the Company to redeem all (but not less than all) of such Holder’s Preferred Stock at a price per share equal to 101% of the Liquidation Preference, with the redemption price being paid (at the Company’s option): (1) in cash or (2) in Common Stock; (iii) if the Company is the surviving person upon the consummation of such change of control, continue to hold such Holders’ shares of Preferred Stock; or (iv) require the Company to redeem all (but not less than all) of such Holder’s Preferred Stock at a cash price per share equal to the Liquidation Preference.

Voting Rights

Holders shall be entitled to vote on all matters on which the holders of shares of Common Stock are entitled to vote and, except as otherwise provided in the Certificate of Incorporation, or by law, the Holders shall vote together with the holders of shares of Common Stock as a single class. Each Holder shall be entitled to a number of votes equal to the number of votes such Holder would have had if all shares of Preferred Stock held by such Holder had been converted into shares of Common Stock.

So long as any Preferred Shares are outstanding, the affirmative vote or consent of the Holders of at least 66 2/3% of the outstanding Preferred Shares, voting together as a separate class, will be necessary for effecting or validating: (i) any issuance of stock senior to the Preferred Shares, (ii) any issuance by the Company of Parity Stock, subject to certain exceptions described below, (iii) any repurchase by the Company of any Preferred Stock, other than on a pro rata basis among all Holders of Preferred Stock, (iv) any special, one-time dividend or distribution with respect to any class of junior stock and (v) any spinoff or other distribution of any equity securities or assets of any of the Company’s subsidiaries to its stockholders in which the consideration received by the Company in such transaction is less than fair market value, subject to certain exceptions. However, the foregoing rights of the Holders will not restrict any of the following actions, subject to certain terms: (i) the Company and any of its controlled affiliates entering into joint ventures with third parties, (ii) the issuance of securities, capital contributions or incurrence of intercompany indebtedness among the Company or any of its subsidiaries, or (iii) the issuance of securities, capital contributions or incurrence of intercompany indebtedness among the Company and any joint ventures, partnerships or other minority owned entities in which the Company or its subsidiaries have an equity or other interest, in each case, which exist as of the Issue Date.

Notwithstanding the vote or consent of the Holders described above, after the Issue Date, the Company may issue certain amounts of Parity Stock without the approval of the Holders if: (A) the aggregate amount of such issuances is less than or equal to $250,000,000 (excluding the aggregate amount of any additional shares of Preferred Stock issued to Warburg); or (B) the aggregate initial purchase price of the then outstanding Preferred Stock is less than $100,000,000.

Transfer Restrictions

Prior to the first anniversary of the Issue Date, no Holder may transfer any Preferred Shares without the prior written consent of the Company. Prior to the second anniversary of the Issue Date, Holders and their affiliates are prohibited from directly or indirectly engaging in any short sales or other hedging transactions involving the Preferred Shares and Common Stock underlying such Holder’s Preferred Shares.

Preemptive Rights

For so long as Warburg and its affiliates collectively own 75% or more of the outstanding Preferred Shares acquired by Warburg and its affiliates on the Issue Date, the Company, prior to any issuance of Parity Stock, is required to provide Warburg with a reasonable opportunity to purchase all or any portion of such shares of Parity Stock to be issued by the Company on substantially the same terms offered to the other purchasers of such securities.

Representations and Warranties

The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Purchasers made as of the date of the Purchase Agreement and as of the Issue Date, and the parties have agreed to indemnify each other against certain losses resulting from breaches of their respective representations, warranties and covenants.

Board Observer Rights

Pursuant to the Purchase Agreement, the Company has granted to Warburg, until Warburg no longer owns at least 50% of the Preferred Shares issued to Warburg and its affiliates on the Issue Date, certain rights to designate an observer (the “Board Observer”) to the board of directors of the Company (the “Board”), who shall have the right to attend full meetings of the Board (including any executive session and certain committees thereof) and receive such materials as other members of the Board receive.

Registration Rights

In addition, pursuant to the Purchase Agreement, the Company also granted Warburg and its affiliates rights to require the Company to file and maintain, subject to the penalties described in the Purchase Agreement, registration statements with respect to the resale of the Common Stock issuable upon conversion of the Preferred Shares. The Company is required to file or cause to be filed a registration statement (the “Preferred Registration Statement”) for the resale of registrable securities and is required to cause the Preferred Registration Statement to become effective no later than the eighteen month anniversary of the Issue Date. In certain circumstances, Warburg and its affiliates will have piggyback registration rights on offerings initiated by the Company or other persons who have been granted registration rights, and Warburg has the right to request two underwritten offerings upon certain terms and conditions set forth in the Purchase Agreement. Holders of registrable securities will cease to have registration rights under the Purchase Agreement on the earlier of (i) the second anniversary of the date on which shares Preferred Stock are first converted into shares of Common Stock and (ii) the date on no registrable securities remain outstanding; provided, that the Company shall use reasonable best efforts to maintain the effectiveness of the Preferred Registration Statement during all periods in which Warburg (A) is deemed to be an affiliate of the Company pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or (B) together with its affiliates, owns more than 5% of the Company’s Common Stock (including Common Stock it would own on an as-converted basis).

The summaries of the Certificate of Designations and the Purchase Agreement are qualified by reference to the full text of such documents, which are included as Exhibits 3.1 and 10.1 hereto, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Private Placement of the Preferred Shares pursuant to the Purchase Agreement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof. The Common Stock issuable upon conversion of the Preferred Stock may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

Item 3.03	Material Modification to Rights of Security Holders

The information regarding the Preferred Stock, the Purchase Agreement and the Certificate of Designations set forth in Items 1.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective as of January 19, 2018, in connection with the Closing, the Company filed with the Secretary of State of Delaware the Certificate of Designations, establishing the rights, preferences, privileges and other terms relating to the Preferred Stock. A summary of the rights, preferences and privileges of the Preferred Stock and other material terms and conditions of the Certificate of Designations is set forth in Item 1.01 of this Current Report and is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description

3.1	Certificate of Designations of Series A Cumulative Perpetual Convertible Preferred Stock of SemGroup Corporation, filed with the Secretary of State of the State of Delaware on January 19, 2018

10.1	Securities Purchase Agreement, dated as of January 16, 2018, by and among SemGroup Corporation, WP SemGroup Holdings, L.P., Atlas Point Energy Infrastructure Fund, LLC and several affiliates of Tortoise Capital Advisors, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: January 19, 2018

	By:	/s/ William H. Gault
William H. Gault
Corporate Secretary